EXHIBIT 99.1


3D SYSTEMS


                                  NEWS RELEASE


                                                          FOR IMMEDIATE RELEASE

CONTACT:
Elizabeth Goode, Director Marketing
(661) 295-5600, ext. 2632 goodee@3dsystems.com

Trudy Self, Self & Associates
(909) 336-5685
tmself@aol.com


                    3D SYSTEMS TO RESCHEDULE CONFERENCE CALL


     VALENCIA, Calif.--March 24, 2003--3D Systems Corp. (Nasdaq: TDSC) 3D Systems Corp. announced today an update on the status of the audit of its fiscal year ending December 31, 2002.

     The Company stated that, as of March 24, 2003, the Company's auditors had not completed their audit, and would be unable to complete this audit until the Company's Audit Committee had completed its investigation of certain matters, principally relating to the timing of revenue recognition for transactions that occurred during 2002.

     In order to meet this requirement, the Company's Audit Committee has retained the law firm of Morgan, Lewis & Bockius, LLP, which has engaged the accounting firm of BDO Seidman, LLP to review selected sales transactions. Although there can be no assurances given at this time, the Company seeks to complete its audit in time to file its Form 10K by April 15, which would be timely under applicable SEC regulations (including any extensions). Its investor conference call, which was postponed on February 18, 2003, will be rescheduled following completion of the 2002 audit.

ABOUT 3D SYSTEMS

     Founded in 1986, 3D Systems, the solid imaging companySM, provides solid imaging products and solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.



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     3D Systems currently offers the ThermoJet(R) solid object printer, SLA(R)
(stereolithography) systems, SLS(R) (selective laser sintering) systems, and Accura(R) materials (including photopolymers, metals, nylons, engineering plastics, and thermoplastics).

     3D Systems is the originator of the advanced digital manufacturing (ADM(SM)) solution for manufacturing applications. ADM is the utilization of 3D Systems solid imaging technologies to accelerate production of smaller volumes of customized/specialized parts. A typical ADM center is expected to contain multiple 3D Systems' SLA, MJM and/or SLS systems dedicated to full-time manufacturing applications.

     Product pricing in the U.S. ranges from $49,995, for the ThermoJet printer, to $799,000 for the high-end SLA 7000 system. 3D Systems' multiple platform product line enables companies to choose the most appropriate systems for applications ranging from the creation of design communication models to prototypes to production parts. More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, or 661/295-5600 ext. 2882 internationally. An investor packet can be obtained by calling 800/757-1799.

Certain statements in this news release may include forward-looking statements that express the expectation, prediction, belief or projection of 3D Systems. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievement of 3D Systems to be materially and adversely different from any future results, performance or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to: the funding of amounts of capital adequate to provide for the working capital needs of the company; actions of competitors and customers; the company's ability to successfully design and produce new products; customer acceptance of new products; the company's ability to enter into successful relationships with new customers to fully exploit its products; the company's ability to successfully implement all elements of its restructuring and cost savings program, and such other factors as are described in the company's filings with the Securities and Exchange Commission. The company does not undertake to update any forward-looking statements.